Exhibit 8.1

10 March 2005

Australian and New Zealand Banking Group Limited
(ABN 11 005 357 522)
100 Queen Street
Melbourne  VIC  3000
Australia

Dear Sirs

Australia and New Zealand Banking Group Limited
US$1,500,000,000 Senior and Subordinated Medium Term Note
Programme

We have acted as Australian legal advisers to Australia and New Zealand Banking Group Limited (the Company), an Australian corporation.

We refer to the Registration Statement on Form F-3 filed on or about 5 March 2004 (the Registration Statement) and the Amendment No.1 to the Registration Statement (the Amended Registration Statement) filed on or about 10 March 2005 with the Securities and Exchange Commission (the SEC) in relation to the registration of US$1,500,000,000 of senior and subordinated debt securities (together, the Debt Securities) by the Company.  We confirm that our opinion of the Australian tax issues arising for United States resident holders of debt securities is in the prospectus that forms part of the Amended Registration Statement (the Prospectus) under the heading ‘Taxation – Australian Taxation’.  Our opinion is based on Australian tax law as at the date of this letter.

In preparing this letter we have reviewed the Registration Statement, the Amended Registration Statement, the Subordinated Indenture, the Senior Indenture, the First Supplemental Indenture to the Subordinated Indenture, the First Supplemental Indenture to the Senior Indenture, the Form of Second Supplemental Indenture to the Senior Indenture and the Form of Second Supplemental Indenture to the Subordinated Indenture relating to the Debt Securities.  The documents are to be registered with the United States SEC to enable the future issuance of Debt Securities.  We understand that the terms of the Debt Securities will be set on a basis that ensures that they will be debt interests under Division 974 of the Income Tax Assessment Act 1997 and will not be equity interests under that Division (ie they will be in the form of debt, the Company’s obligation to pay principal and interest will be non-contingent, interest and discount rates will be at the prevailing market rates at the time of the offering, and the debt securities will not be classified as equity by reason of any relationship to any other arrangement).

We consent to the inclusion of this opinion as an exhibit to the Registration Statement as amended by the Amended Registration Statement and to the reference to us under the heading ‘Taxation – Australian Taxation’ in the Prospectus.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the United States Securities Act of 1933.

Yours sincerely